Exhibit A

                       CENTRAL AND SOUTH WEST CORPORATION

                                   CERTIFICATE

        The undersigned certifies that he is the duly designated and acting Controller of Central and South West Corporation, a Delaware corporation, and that a conformed copy of the Quarterly Report on Form U-9C-3 shall be filed with the specific State Commissions that have jurisdiction over the retail rates of the public-utility companies that are associate companies of any of the reporting companies. The names and addresses of the specific State Commissions are:


        Arkansas Public Service Commission
        1000 Center
        P. O. Box 400
        Little Rock, AR   72203-0400

        Louisiana Public Service Commission
        One American Place
        P. O. Box 91154
        Baton Rouge, LA   70821-9154

        Oklahoma Corporation Commission
        2101 N. Lincoln Blvd.
        P. O. Box 52000-2000
        Oklahoma City, OK   73152-2000

        Public Utility Commission of Texas
        1701 N. Congress Avenue
        Austin, TX   78701


        IN WITNESS WHEREOF, I have hereunto set my hand as of the 30th day of March, 2000.


                                            /s/ Lawrence B. Connors
                                                Lawrence B. Connors
                                                Controller